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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated May 11, 1998, relating to the financial statements of General Microwave (Israel) Corporation and subsidiary, not included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ IGAL BRIGHTMAN & CO.
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Igal Brightman & Co.
Certified Public Accountants

Jerusalem, Israel
December 7, 1998